Sub-Item 77Q1(a): Copies of Material Amendments to the
Registrant's Declaration of Trust or By-laws

Amended Schedule A dated May 17, 2017 to the Amended and Restated Agreement and Declaration of Trust dated April 16, 2015 is incorporated herein by reference to Exhibit (a)(3) to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 25, 2017 (Accession No. 0001193125-17-183577).